1607 Dominion Centre
43 Queen’s Road East
Wanchai, Hong Kong
Telephone : (852) 2529-5500
Fax : (852) 2865-1067
Email : jchc@krestoninternational.com.hk
Web site : http://www.jimmycheungco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
HUIFENG BIO-PHARMACEUTICAL TECHNOLOGY INC.
(PREVIOUSLY SECURED DATA, INC.)

We consent to the incorporation by reference in Registration Statement No. 333-130772 on Form S-8 of our report dated April 12, 2005 and restated on June 17, 2005, relating to the consolidated financial statements of Secured Data, Inc. for the year ended December 31, 2004, appearing in the Annual Report on Form 10-KSB of Huifeng Bio-Pharmaceutical Technology Inc.’s (previously Secured Data, Inc.) for the year ended December 31, 2005.

/s/ JIMMY C.H. CHEUNG

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

March 30, 2006

Kreston International with offices in Europe
America, The Middle East, The Far East and Australia

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